Exhibit 99.2

Consolidated Financial Statements and Report of Independent Certified Public Accountants

Bronto Software, Inc. and Subsidiaries

As of December 31, 2014

Bronto Software, Inc. and Subsidiaries

Table of contents

Consolidated financial statements:

Report of Independent Certified Public Accountants	1-2

Balance sheet	3-4

Statement of comprehensive loss	5

Statement of stockholders’ equity (deficit)	6

Statement of cash flows	7

Notes to consolidated financial statements	8-19

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
Board of Directors
Bronto Software, Inc. and Subsidiaries:
We have audited the accompanying consolidated financial statements of Bronto Software, Inc. (a Delaware corporation) and Subsidiaries, which comprise the consolidated balance sheet as of December 31, 2014, and the related consolidated statement of comprehensive loss, stockholders’ equity (deficit), and cash flow for the year then ended, and the related notes to the consolidated financial statements.
Management’s responsibility for the financial statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Bronto Software, Inc. and subsidiaries as of December 31, 2014, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.
Raleigh, North Carolina
August 17, 2015

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Consolidated balance sheet

December 31	2014
$
Assets
Current assets
Cash and cash equivalents	4,087,649
Accounts receivable, net	4,043,402
Deferred commission expense	933,298
Deferred income tax asset	43,100
Prepaid expenses and other current assets	650,703
Total current assets	9,758,152
Property and equipment, net	4,745,939
Other assets
Restricted cash	208,123
Other	192,598
Total other assets	400,721
Total assets	14,904,812

The accompanying notes are an integral part of this consolidated financial statement.

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Consolidated balance sheet (cont’d)

December 31	2014
$
Liabilities
Current liabilities:
Accounts payable	416,733
Accrued expenses	3,353,307
Deferred revenue	7,603,899
Current portion of long-term debt	1,113,159
Current portion of deferred rent expense	95,015
Total current liabilities	12,582,113
Long-term liabilities:
Long-term debt, net of current portion	2,789,572
Deferred income tax liability	42,300
Deferred rent expense	1,185,717
Total long-term liabilities	4,017,589
Total liabilities	16,599,702
Commitments and contingencies (Note 9)
Stockholders' equity
Voting common stock, $0.001 par value, 9,000,000 shares authorized, 9,000,000 shares issued and outstanding	9,000
Non-voting common stock, $0.001 par value, 1,000,000 shares authorized, 2950 and 350 shares issued and outstanding respectively	3
Additional paid-in capital	734,608
Accumulated deficit	(2,390,684)
Accumulated other comprehensive loss	(47,817)
Total stockholders' deficit	(1,694,890)
Total liabilities and stockholders deficit	14,904,812

The accompanying notes are an integral part of this consolidated financial statement.

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Consolidated statement of comprehensive loss

December 31	2014
$
Revenue	37,167,655
Cost of revenue	6,899,204
Gross profit	30,268,451
Costs and expenses:
Research and development	8,664,061
Sales and marketing	15,928,511
General and administrative	7,689,968
Total costs and expenses	32,282,540
Loss from operations	(2,014,089)
Other income (expense):
Interest income	4,161
Interest expense	(127,361)
Other income	2,199
Total other expense, net	(121,001)
Loss before income taxes	(2,135,090)
Income tax benefit	208,200
Net loss	(1,926,890)
Other comprehensive loss, net of tax:
Foreign currency translation adjustment, net of tax	44,239
Comprehensive loss	(1,971,129)

The accompanying notes are an integral part of this consolidated financial statement.

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Consolidated statement of stockholders’ equity (deficit)

	Voting Common Stock		Non-Voting Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount
		$		$	$	$	$	$
December 31, 2013	9,000,000	9,000	350	—	375,111	(463,794)	(3,578)	(83,261)
Share-based compensation expense	—	—	—	—	350,249	—	—	350,249
Stock options exercised	—	—	2,600	3	9,248	—	—	9,251
Net loss	—	—	—	—	—	(1,926,890)	—	(1,926,890)
Other comprehensive loss:					—
Foreign currency translation adjustment, net	—	—	—	—	—	—	(44,239)	(44,239)
December 31, 2014	9,000,000	9,000	2,950	3	734,608	(2,390,684)	(47,817)	(1,694,890)

The accompanying notes are an integral part of this consolidated financial statement.

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Consolidated statement of cash flows

For the year ended December 31	2014
$
Cash flows from operating activities:
Net loss	(1,926,890)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,086,142
Deferred income taxes	(312,500)
Share-based compensation expense	350,249
Allowance for doubtful accounts	32,973
Changes in operating assets and liabilities:
Accounts receivable	(1,185,904)
Prepaid expenses and other current assets	(63,491)
Deferred commission expense	(324,674)
Other assets	(164,406)
Accounts payable	209,894
Accrued expenses	1,909,461
Income taxes payable	(12,800)
Deferred rent expense	(58,120)
Deferred revenue	1,440,953
Net cash provided by operating activities	1,980,887
Cash flows from investing activities:
(Increase) in restricted cash	(28,509)
Purchase of property and equipment	(2,393,479)
Net cash used by investing activities	(2,421,988)
Cash flows from financing activities:
Proceeds from long-term debt	2,253,017
Principal payments on long-term debt	(2,051,302)
Exercise of stock options	9,251
Net cash provided by financing activities	210,966
Effect of exchange rate changes on cash and cash equivalents	(76,013)
Net decrease in cash and cash equivalents	(306,148)
Cash and cash equivalents, beginning of year	4,393,797
Cash and cash equivalents, end of year	4,087,649
Supplemental disclosures of cash flow information:
Cash paid for interest	127,361
Cash paid for income taxes	36,044
Supplemental schedule of non-cash investing and financial activities - Property and equipment acquired through tenant improvement allowance	280,595

The accompanying notes are an integral part of this consolidated financial statement.

Bronto Software, Inc. and Subsidiaries
8

Notes to financial statements

1	Summary of Significant Accounting Policies
Description of Business and Basis of Presentation
Bronto Software, Inc. (the Company or Bronto) was incorporated as a Delaware corporation on May 15, 2002. The Company provides on-demand marketing software solutions to online retailers.
The Company’s consolidated financial statements include the accounts of its wholly owned subsidiaries, Bronto Software Limited, which is located in the United Kingdom (UK) and Bronto Software PTY LTD in Australia (AUS). All intercompany accounts and transactions have been eliminated upon consolidation.
Use of Estimates
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (U.S.) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Foreign Currency Translation
The functional currency of the Company’s UK and AUS operations is deemed to be the local currency. Accordingly, the assets and liabilities of the Company’s UK and AUS subsidiaries are translated into U.S. dollars using the year-end rate of exchange. Revenue and expenses are translated at the weighted-average exchange rates for the year. The resulting translation adjustments are charged or credited to other comprehensive income. Gains or losses from foreign currency transactions, such as those resulting from the settlement of receivables or payables denominated in foreign currency are included in the earnings of the period in which settlement occurs, and were not material to the Company’s operations.
Segments
The Company manages its operations as a single segment for purposes of assessing performance and making operating decisions.
Cash and Cash Equivalents
The Company considers all highly liquid investments with initial maturity of three months or less to be cash equivalents. Cash equivalents are stated at cost, which approximates fair value.
Restricted Cash
The Company maintains restricted cash balances totaling $208,123 for the year ended December 31, 2014. The Company is required to maintain $208,123 in an account at a bank as collateral for a letter of credit. The account consists of two certificates of deposit which are required to renew annually over the term of the Company’s office lease agreements which end on July 31, 2023 (see Note 9).
Accounts Receivable
The Company provides for an allowance for doubtful accounts based on management’s best estimate of probable losses determined principally on the basis of historical experience and specific allowances for known troubled accounts. All accounts or portions thereof that are deemed to be uncollectible or that require an excessive collection cost are written off to the allowance for doubtful accounts when it is probable that the receivable is uncollectible. The Company recorded an allowance for doubtful accounts of $106,532 at December 31, 2014. In the opinion of management, the allowance for doubtful accounts is reasonable. Actual results could differ from the estimates that were used.

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Concentration of Credit Risk
Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents and restricted cash. As of December 31, 2014, the Company had a cash balance at certain financial institutions in excess of federally insured limits. The Company maintains its cash and cash equivalents and restricted cash with accredited financial institutions. The Company believes credit risk related to its cash and cash equivalents and restricted cash to be minimal.
Deferred Commission Expense
Deferred commission expense is the incremental cost that is directly associated with non-cancelable subscription agreements and consists of sales commissions paid to the Company’s sales and account management personnel. The commissions are deferred and amortized on a straight-line basis over the non-cancelable terms of the related customer contracts, which are up to one year. The deferred commission amounts are recoverable from the future revenue streams under the non-cancelable subscription agreements. Amortization of deferred commissions is included in sales and marketing expense in the accompanying consolidated statements of comprehensive loss.
During the year ended December 31, 2014, the Company capitalized $2,167,340 of deferred commission expense and amortized $1,859,270 to sales and marketing expense.
Property and Equipment
Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are depreciated over the shorter of the life of the lease or the estimated useful life of the improvement. Estimated useful lives of the assets are as follows:

Years
Computer equipment	3
Software	3
Furniture and fixtures	3
Leasehold improvements	7

Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation are removed from the accounts, and any resulting gain or loss is credited or charged to income. Repairs and maintenance costs are expensed as incurred.
Impairment of Long-lived Assets
Long-lived assets, such as property and equipment, are subject to depreciation and are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for an amount by which the carrying amount of the asset exceeds the estimated future cash flows.
Revenue Recognition and Deferred Revenue
The Company provides access to its products through non-cancelable subscription arrangements of varying length, whereby the customer is charged a fee. Subscription arrangements include access to use the Company’s software via the internet and support services such as telephone support. The Company’s customers do not have the right to take possession of the software and use it on another entity’s hardware. When there is evidence of an arrangement, the fee is fixed or determinable and collectability is deemed probable, the Company recognizes revenue on a daily basis over the subscription term as the services are delivered.
The Company’s arrangements do not contain general rights of return.
The Company establishes persuasive evidence of an arrangement by end user acceptance of contract terms and conditions pursuant to the Company’s standard subscription order form or a click-through contract on the Company’s website whereby the customer agrees to the Company’s standard terms of service.

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The Company also offers professional services to its customers for the design of custom email templates. Professional services revenue is accounted for separate from subscription revenue as those services have value on a standalone basis and do not involve a significant degree of risk or unique acceptance criteria and as the fair value of the Company’s subscription services is evidenced by their availability on a standalone basis. Professional services revenue is recognized as the services are completed.
Deferred Revenue – Deferred revenue primarily consists of billings or payments received in advance of revenue recognition of the Company’s products described above and is recognized as the revenue recognition criteria are met. The Company’s customers pay for services in advance on a monthly, quarterly, semi-annual, or annual basis.
Barter Contracts – Barter contracts provide use of the Company’s products in exchange for services, most of which are advertising related. Barter revenue, which is based on the fair value of the services provided, is recorded over the contract period, typically one year. Barter advertising expense is recorded when advertising service is rendered by the unrelated entity, and is reflected in the statements of comprehensive loss as sales and marketing expense. Included in revenue in 2014 was $303,619 of barter revenue. Equal amounts of barter expense are included in advertising costs.
Cost of Revenue
Cost of revenue primarily consists of salaries and personnel-related costs for employees providing services to customers and supporting the platform infrastructure, including benefits, bonuses and stock-based compensation. Additional expenses include facility and hosting costs for the Company’s data center, depreciation expense for computer equipment directly associated with generating revenue, infrastructure maintenance costs, and other direct costs.
Software and Website Development Costs
Development costs of the Company’s website and on-demand products incurred in the preliminary stages of development are expensed as incurred. Once an application has reached the development stage, internal and external costs, if direct and incremental, are capitalized until the software is substantially complete and ready for its intended use. None of the software development costs in 2014 met the criteria for capitalization and, therefore, were expensed as incurred.
Research and Development
Research and development expenses are charged to operations in the period incurred and consist primarily of salaries and benefits paid to employees.
Advertising Costs
The Company expenses advertising costs as incurred. The Company incurred $1,691,273 in advertising costs during the year ended December 31, 2014, which are included in sales and marketing on the consolidated statement of comprehensive loss. Included in advertising costs in 2014 was $303,619 of barter advertising expense.
Income Taxes
Deferred tax assets and liabilities are determined based on the temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities using the enacted tax rates in effect in the years in which the differences are expected to reverse. In estimating future tax consequences, all expected future events are considered other than enactment of changes in the tax law or rates.
The Company may recognize the tax benefit from an uncertain tax position only if it is more-likely-than-not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement.
The determination of recording or releasing income tax valuation allowance is made, in part, pursuant to an assessment performed by management regarding the likelihood that the Company will generate future taxable income against which benefits of its deferred tax assets may or may not be realized. This assessment requires management to exercise significant judgment and make estimates with respect to its ability to generate taxable income in future periods.

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Share-based Compensation
The Company accounts for share-based compensation using the fair value method of accounting which requires all such compensation to employees, including the grant of employee stock options, to be recognized in the consolidated statements of comprehensive loss based on its fair value at the measurement date (generally the grant date). The expense associated with share-based compensation is recognized on a straight-line basis over the service period of each award.
During 2014, the Company recorded $350,249 in employee share-based compensation expense.
Determining the appropriate fair value model and the related assumptions requires judgment. The fair value of each option grant is estimated using a Black-Scholes option-pricing model on the date of grant as follows:

2014
Estimated dividend yield	—%
Expected stock price volatility	58.86%
Weighted-average risk-free interest rate	1.92%
Expected life of options (in years)	5.99
Weighted-average fair value per share	$2.34

Due to limited historical data, the Company estimates stock price volatility based on the actual volatility of comparable publicly traded companies over the expected life of the option. The expected term represents the average time that options that vest are expected to be outstanding. The Company does not have sufficient history of the exercise of stock options to estimate the expected term of employee stock options and thus continues to calculate expected life based on the mid-point between the vesting date and the contractual term which is in accordance with the simplified method. The risk-free rate is based on the U.S. Treasury yield curve during the expected life of the option.
Recent Accounting Pronouncements
In August 2014, the FASB issued new accounting guidance which addresses management’s responsibility to evaluate whether there is substantial doubt about the entity’s ability to continue as a going concern and to provide related footnote disclosures. Management’s evaluation should be based on relevant conditions and events that are known and reasonably knowable at the date that the financial statements are issued. This guidance is effective for the fiscal year ending after December 15, 2016, and for fiscal years and interim periods thereafter. Early adoption is permitted. The Company does not expect to early adopt this guidance and does not believe that the adoption of this guidance will have a material impact on its financial statements.
In May 2014, the FASB issued new accounting guidance on revenue recognition, which provides for a single five‑step model to be applied to all revenue contracts with customers. The new standard also requires additional financial statement disclosures that will enable users to understand the nature, amount, timing and uncertainty of revenue and cash flows relating to customer contracts. Companies have an option to use either a retrospective approach or cumulative effect adjustment approach to implement the standard. This guidance is effective for private companies for fiscal years and interim periods within those years beginning after December 15, 2018. The Company is currently evaluating the impact that the implementation of this standard will have on its financial statements.
In July 2013, the FASB issued a revised accounting standard, which clarifies that an unrecognized tax benefit, or a portion of an unrecognized tax benefit, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward if such settlement is required or expected in the event the uncertain tax position is disallowed. In situations where a net operating loss carryforward, a similar tax loss, or a tax credit carryforward is not available at the reporting date under the tax law of the applicable jurisdiction, or the tax law of the jurisdiction does not require, and the entity does not intend to use, the deferred tax asset for such purpose; the unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets. This standard is effective prospectively for fiscal years, and interim periods within those years, beginning after December 15, 2013. Retrospective application is permitted. The Company adopted this guidance on January 1, 2014. The adoption of this guidance did not have a material impact on the Company’s financial statements.

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2	Property and Equipment
Property and equipment consists of the following as of December 31:

2014
$
Furniture and fixtures	1,381,497
Computer equipment	5,700,712
Software	363,783
Leasehold improvements	3,147,588
Total property and equipment	10,593,580
Less accumulated depreciation and amortization	5,847,641
Property and equipment, net	4,745,939

Depreciation and amortization expense was $2,086,142 for the year ended December 31, 2014.

3	Accrued Expenses
Accrued expenses are comprised of the following as of December 31:

2014
$
Accrued payroll and benefits	1,320,040
Accrued commissions	137,934
Accrued property taxes and value added taxes	356,581
State sales and income tax	430,689
Other accrued expenses	1,108,063
Total	3,353,307

4	Stockholders’ Deficit
Capital Structure
Authorized Shares – The Company is authorized to issue two classes of stock, designated Voting Common Stock and Non-Voting Common Stock. The total number of shares which the Company is authorized to issue is 10,000,000 shares, of which 9,000,000 shares are Voting Common Stock and 1,000,000 shares of which are Non-Voting Common Stock. The Voting Common Stock and Non-Voting Common Stock have a par value per share of $0.001.

5	Stock Options
In 2011 and 2013, the Company adopted the Bronto Software, Inc. 2011 Stock Incentive Plan and the 2013 Enterprise Management Incentive Stock Option Plan (collectively the Plans). The Plans provide incentives to eligible employees, officers, and directors in the form of incentive stock options and non-qualified stock options, among other incentive instruments. As of December 31, 2014, the Company had reserved a total of 1,000,000 shares of Non-Voting Common Stock for issuance under the Plans. Of these shares, 24,912 shares are available for future stock option grants as of December 31, 2014.
The Board of Directors administers the Plans. The Board of Directors has the authority to administer the Plans and determine, among other things, the interpretation of any provisions of the Plans, the eligible employees who are granted options, the number of options that may be granted, vesting schedules, and option exercise prices. The Company’s stock options generally vest on the first anniversary of the grant date and quarterly thereafter over four or five years and have a contractual life not to exceed10 years. The Company issues new shares of common stock upon exercise of stock options.

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The following summarizes the stock option activity for the year ended December 31, 2014:

	Available Option Shares	Granted Option Shares	Weighted-average Exercise Price
			$
Balance as of December 31, 2013	170,549	829,101	4.10
Granted	(196,500)	196,500	6.26
Forfeited	50,863	(50,863)	4.37
Exercised	—	(2,600)	3.56
Balance as of December 31, 2014	24,912	972,138	4.52

The following summarizes certain information about stock options vested and expected to vest as of December 31, 2014:

	Number of Options	Weighted-average Remaining Contractual Life (in Years)	Weighted-average Exercise Price
			$
Outstanding	919,504	7.67	4.49
Exercisable	455,192	6.99	3.90

The following table summarizes certain information about all stock options outstanding as of December 31, 2014:

Exercise Price	Number of Options Outstanding	Weighted-average Remaining Life	Number of Options Exercisable
$
3.48	406,500	6.43	303,616
3.87	9,250	6.75	6,014
4.29	88,138	7.71	42,342
4.88	241,000	8.28	90,121
5.45	35,750	8.81	10,223
6.06	115,750	9.69	—
6.56	75,750	9.28	2,876
	972,138		455,192

As of December 31, 2014, there was approximately $1,029,000 of total unrecognized compensation cost related to nonvested share-based compensation arrangements which is expected to be recognized over a weighted-average period of three years.

6	Income Taxes
For the years ended December 31, 2014, the components of the provision for income tax expense (benefit) consisted of:

2014
Current:	$
Federal	—
State	104,300
Total current income tax expense	104,300
Deferred:
Federal	(286,700)
State	(25,800)
Total deferred income tax benefit	(312,500)
Total income tax benefit	(208,200)

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Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The components of the Company’s deferred income tax assets (liability) as of December 31, 2014 is as follows:

2014
$
Current deferred income tax assets:
Allowance for doubtful accounts	39,500
Deferred rent expense	35,200
Accrued expenses	429,000
Less valuation allowance	(114,700)
Total current deferred income tax assets	389,000
Current deferred tax liability:
Prepaid commission expense	(345,900)
Total current deferred tax liabilities	(345,900)
Total net current deferred tax asset	43,100
Noncurrent deferred income tax asset:
Net operating loss carryforwards	1,216,500
Charitable contribution carryover	1,200
Foreign currency translation adjustment	28,200
Deferred rent expense	439,500
Intangible assets	10,300
Less valuation allowance	(1,003,200)
Total noncurrent deferred income tax assets	692,500
Noncurrent deferred tax liability:
Property and equipment	(734,800)
Total noncurrent deferred income tax liabilities	(734,800)
Total net noncurrent deferred income tax liability	(42,300)
Total net deferred income tax asset	800
Income taxes computed at the statutory federal income tax rate are reconciled to the provision for income tax benefit as follows:

	2014
	Amount	% of Pre-tax Earnings
	$
Income tax benefit at statutory rate	(725,900)	34.00%
State taxes (net of federal benefit)	38,900	(1.80)%
Impact of foreign taxes on branch	(494,300)	23.20%
Non-deductible expenses	162,400	(7.60)%
Change in valuation allowance	810,700	(38.00)%
Provision for income tax benefit	(208,200)	9.80%

As of December 31, 2014, the Company had federal, state, and foreign net operating loss carryforwards of $1,176,900, $561,400, and $3,609,000, respectively. The federal net operating loss carryforward begins to expire in 2032, and the state net operating loss carryforward begins to expire in 2029. The foreign net operating loss carryforward may be carried over indefinitely. The Company anticipates sufficient income in the future to utilize the majority of its federal and state net operating loss carryforwards and, as such, has recognized the benefit of the deferred tax assets in these financial statements. However, for financial reporting purposes, a valuation allowance of $1,117,900 has been recognized to offset the deferred tax assets relating to the foreign net operating loss carryforward, and certain of its federal net operating loss carryforward. The utilization of the foreign loss carryforward to reduce future income taxes will depend on the Company’s ability to generate sufficient taxable income.
The Company recognizes interest and penalties related to uncertain tax positions in the provision for income taxes. As of December 31, 2014 , the Company had no accrued interest related to uncertain tax positions.

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The Company has its 2011, 2012, and 2013 tax years open to examination by federal tax and state tax jurisdictions. The Company has not been informed by any tax authorities for any jurisdiction that any of its tax years is under examination as of December 31, 2014. As of December 31, 2014, there are no known items which would result in a material accrual to where the Company has federal or state attributable tax positions.

7	Leases
The Company leases office space and equipment under non-cancelable operating leases, some of which contain escalating payment clauses, rent free periods, or lease incentives. The Company records rent expense on a straight-line basis. The difference between rent expense recorded and the amount paid is credited to deferred rent expense which is included as a liability in the accompanying balance sheets.
As of December 31, 2014, the approximate future minimum lease payments are as follows for the years ending December 31:

Operating Leases
$
2015	2,433,393
2016	2,480,159
2017	2,369,539
2018	2,370,145
2019	2,418,031
Thereafter	8,991,040
Total	21,062,307

Total rent expense incurred under operating leases during 2014 was $1,573,159 respectively.

8	Long-term Debt
In December 2012, Bronto entered into a modification agreement (the Amended and Restated Loan Agreement) with Bank A whereby Bronto (i) refinanced $2,559,298 in existing debt (the Refinanced Debt) that consisted of a Term Loan C balance of $882,360 and a Term Loan D balance of $1,676,938 and (ii) established an equipment line of $3,000,000 to be used to fund capital expenditures (2013 Equipment Line). For the Refinanced Debt, principal and interest, equal to the daily LIBOR plus 3.0%, is due in 23 and 36 monthly installments.
Bronto may draw down amounts under the 2013 Equipment Line at any time during two consecutive six-month draw periods (the Draw Period(s)). During the Draw Period(s), Bronto will pay interest on the total amount drawn down during the Draw Period(s) at a rate equal to the daily LIBOR plus 3.0%. At the conclusion of the first Draw Period, principal and interest is due in 48 monthly installments based on the total amount drawn down during this first Draw Period. At the conclusion of the second Draw Period, principal and interest is due in 48 monthly installments based on the total amount drawn down during this Draw Period. During 2013, Bronto drew down $2,079,040 under the 2013 Equipment Line.
During 2013, Bronto entered into a certain modification agreement (the Amendment to Loan Documents) with Bank A whereby Bronto (i) reduced the 2013 Equipment Line to $2,199,619, the outstanding balance as of December 31, 2013 and (ii) executed a Convertible Line of Credit Note with an original principal amount of $2,000,000, hereafter referred to as the “2014 Equipment Line”.
Bronto may draw down amounts under the 2014 Equipment Line at any time during two consecutive six-month draw periods (the Draw Period(s)). During the Draw Period(s), Bronto will pay interest on the total amount drawn down during the Draw Period(s) at a rate equal to the daily LIBOR plus 3.5%. The “Conversion Date” shall mean the earliest to occur of (a) December 31, 2014, (b) the date when the Bank receives notice that Bronto does not intend to request further advances, or (c) the date when the bank has made aggregate advances equal to the face amount of the note. Prior to the Conversion Date, interest only shall be due and payable monthly commencing on January 10, 2014. From and after the Conversion Date, principal and interest shall be due and payable in 47 equal consecutive monthly installments each equal to the outstanding principal amount on the conversion date divided by 48 until December 20, 2018 (the Maturity Date).

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In October 2014, Bronto entered into a modification agreement (the Amended and Restated Convertible Line of Credit Note) with Bank A whereby Bronto increased the 2014 Equipment Line by $500,000 to $2,500,000. The interest rate, Conversion Date, and Maturity Date of the 2014 Equipment Line are unchanged. During 2014, Bronto drew down $2,253,016 under the 2014 Equipment Line.
In December 2014, Bronto elected to pay off the remaining principal balance on Term Loan D in the amount of $605,561. Virtually all of the assets of the Company secure the Company’s obligations under the 2013 Equipment Line and the 2014 Equipment Line. In addition, the Company is required to maintain certain financial and non-financial covenants during the term of these agreements. The Company is in compliance with all covenants associated with these debt agreements as of December 31, 2014.
Long-term debt consisted of the following as of December 31:

2014
$
2013 Equipment Line	1,649,714
2014 Equipment Line	2,253,017
Total long-term debt	3,902,731
Less - Current portion of long-term debt	1,113,159
Long-term debt, less current portion	2,789,572

The future maturities of long-term debt are as follows:

Amount
$
2015	1,113,159
2016	1,113,159
2017	1,113,159
2018	563,254
Total	3,902,731
9    Commitments and Contingencies
Indemnification Obligations
The Company enters into standard indemnification agreements with the Company’s customers in the ordinary course of business. Pursuant to these agreements, the Company indemnifies and agrees to reimburse the indemnified party for losses incurred by the indemnified party in connection with certain intellectual property infringement and other claims by any third-party with respect to the Company’s business and technology. As of December 31, 2014, based on historical information and current information known, the Company has not recorded any liabilities under these indemnification agreements.
Letter of Credit
In accordance with the terms of its office lease agreement, the Company is required to maintain a standby letter of credit (Letter of Credit) arrangement with a financial institution. The Letter of Credit is available to the Company’s landlord in the event the Company fails to make lease payments. The Letter of Credit was increased from $79,614 to $208,123 during 2014 as required by the amended lease which was entered into on August 1, 2014. The Letter of Credit is collateralized by two certificates of deposit totaling $208,123 and is shown on the balance sheet as restricted cash.
Third-party Hosting Agreements
The Company has agreements with a vendor to provide specialized space and related services from which the Company hosts its software applications.
Total rent expense under hosting agreements was $1,279,674 for the years ended December 31, 2014, respectively.

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The agreements include payment commitments that expire at various dates through 2017. As of December 31, 2014, future minimum payments under the agreements are as follows:

Amount
$
2015	1,008,064
2016	275,320
2017	44,246
Total	1,327,630

Litigation
The Company is subject to various legal matters in the ordinary course of business. In the opinion of management, the ultimate outcome of such matters will not have a material adverse effect on the financial condition or results of operations of the Company.
10 Retirement Plan
The Company adopted the Bronto Software 401(k) Profit Sharing Plan & Trust (the 401(k) Plan) in 2005. The 401(k) Plan allows for a discretionary employer contribution and covers all employees who are at least 21 years of age. Participants vest in the employer contribution portion of their account, upon completion of four years of service. The employer contribution is 25% of the first 8% in eligible compensation deferred. UK employees are covered by a national pension plan under which the Company funds 5% of eligible compensation, subject to certain income limits, provided the employee contributes 3%.
The Company’s total expense under the 401(k) Plan and UK pension plan, including employer match, was $277,715 during 2014.
11 Subsequent Events
On April 23, 2015, the Company entered into a definitive agreement to sell the Company to NetSuite, Inc. for total consideration of $200 million. Total consideration is comprised of $100 million of cash and $100 million of NetSuite common stock and is subject to working capital and other customary adjustments. The transaction closed on June 8, 2015.
In February 2015, the Company executed an operating line of credit with a limit of $750,000. Bronto may borrow, repay, and reborrow under the operating line of credit until the expiration date of September 30, 2015 at which time any unpaid interest and principal will become due. The operating line will bear interest at the daily LIBOR rate plus 4.0%.
The Company has evaluated subsequent events through August 17, 2015, the date at which the consolidated financial statements were available to be issued. All subsequent events requiring recognition or disclosure have been included in the consolidated financial statements.